Exhibit 23.4

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

December 12, 2012

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SandRidge Energy, Inc. (SandRidge), to be filed on or about December 12, 2012, including any future amendments thereto (the Registration Statement). We also consent to the incorporation by reference in the Registration Statement of (i) all references to the name of DeGolyer and MacNaughton in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 27, 2012, including any amendments thereto (the Annual Report), and (ii) all references to, and information taken from, our third party letter report dated February 3, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2010, and our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2009, which appear in such Annual Report.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716